EXHIBIT 4.1











                               AMPEX CORPORATION,

                                     Issuer

                                12% Senior Notes

                                    Due 2003

                                12% Senior Notes

                               Due 2003, Series B


                              --------------------


                                    INDENTURE


                          Dated as of January 28, 1998


                              --------------------


                       IBJ SCHRODER BANK & TRUST COMPANY,


                                     Trustee







634606.8

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    Article 1

                   Definitions and Incorporation by Reference

SECTION 1.01      Definitions...............................................1
SECTION 1.02      Other Definitions........................................16
SECTION 1.03      Incorporation by Reference of Trust
                  Indenture Act............................................17
SECTION 1.04      Rules of Construction....................................17

                                    Article 2

                                 The Securities

SECTION 2.01      Form and Dating..........................................18
SECTION 2.02      Execution and Authentication.............................19
SECTION 2.03      Registrar and Paying Agent...............................19
SECTION 2.04      Paying Agent To Hold Money in Trust......................20
SECTION 2.05      Securityholder Lists.....................................20
SECTION 2.06      Transfer and Exchange....................................21
SECTION 2.07      Restrictive Legends......................................21
SECTION 2.08      Book Entry Provisions for Global
                  Securities...............................................23
SECTION 2.09      Special Transfer Provisions..............................25
SECTION 2.10      Replacement Securities...................................27
SECTION 2.11      Outstanding Securities...................................27
SECTION 2.12      Temporary Securities.....................................28
SECTION 2.13      Cancellation.............................................28
SECTION 2.14      Defaulted Interest.......................................28
SECTION 2.15      CUSIP Numbers............................................29

                                    Article 3

                                   Redemption

SECTION 3.01      Notices to Trustee.......................................29
SECTION 3.02      Selection of Securities To Be Redeemed...................29
SECTION 3.03      Notice of Redemption.....................................30
SECTION 3.04      Effect of Notice of Redemption...........................31
SECTION 3.05      Deposit of Redemption Price..............................31
SECTION 3.06      Securities Redeemed in Part..............................31


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                                                                           Page
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                                    Article 4

                                    Covenants

SECTION 4.01      Payment of Securities....................................31
SECTION 4.02      SEC Reports..............................................32
SECTION 4.03      Limitation on Indebtedness...............................32
SECTION 4.04      Limitation on Restricted Payments........................34
SECTION 4.05      Limitation on Asset Sales................................37
SECTION 4.06      Limitation on Liens......................................40
SECTION 4.07      Limitation on Dividends and Other
                  Payment Restrictions Affecting
                  Restricted Subsidiaries..................................41
SECTION 4.08      Limitation on Transactions with
                  Affiliates...............................................42
SECTION 4.09      Limitation on Designation of
                  Unrestricted Subsidiaries................................43
SECTION 4.10      Change of Control........................................44
SECTION 4.11      Compliance Certificate; Notice of
                  Defaults.................................................45
SECTION 4.12      Further Instruments and Acts.............................46

                                    Article 5

                              Successor Corporation

SECTION 5.01      When Corporation May Merge or Transfer
                  Assets...................................................46

                                    Article 6

                              Defaults and Remedies

SECTION 6.01      Events of Default........................................47
SECTION 6.02      Acceleration.............................................49
SECTION 6.03      Other Remedies...........................................50
SECTION 6.04      Waiver of Past Defaults..................................50
SECTION 6.05      Control by Majority......................................50
SECTION 6.06      Limitation on Suits......................................50
SECTION 6.07      Rights of Holders To Receive Payment.....................51
SECTION 6.08      Collection Suit by Trustee...............................51
SECTION 6.09      Trustee May File Proofs of Claim.........................51
SECTION 6.10      Priorities...............................................52
SECTION 6.11      Undertaking for Costs....................................52
SECTION 6.12      Waiver of Stay or Extension Laws.........................53


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                                    Article 7

                                     Trustee

SECTION 7.01      Duties of Trustee........................................53
SECTION 7.02      Rights of Trustee........................................54
SECTION 7.03      Individual Rights of Trustee.............................55
SECTION 7.04      Trustee's Disclaimer.....................................55
SECTION 7.05      Notice of Default........................................55
SECTION 7.06      Reports by Trustee to Holders............................56
SECTION 7.07      Compensation and Indemnity...............................56
SECTION 7.08      Replacement of Trustee...................................57
SECTION 7.09      Successor Trustee by Merger..............................58
SECTION 7.10      Eligibility; Disqualification............................58
SECTION 7.11      Preferential Collection of Claims
                  Against Corporation......................................58

                                    Article 8

                     Satisfaction and Discharge of Indenture

SECTION 8.01      Discharge of Liability on Securities;
                  Defeasance...............................................58
SECTION 8.02      Conditions to Defeasance.................................60
SECTION 8.03      Application of Trust Money...............................61
SECTION 8.04      Repayment to Corporation.................................61
SECTION 8.05      Indemnity for Government Obligations.....................61
SECTION 8.06      Reinstatement............................................61

                                    Article 9

                       Amendments, Supplements and Waivers

SECTION 9.01      Without Consent of Holders...............................62
SECTION 9.02      With Consent of Holders..................................62
SECTION 9.03      Compliance with Trust Indenture Act......................63
SECTION 9.04      Revocation and Effect of Consents........................63
SECTION 9.05      Notation on or Exchange of Securities....................64
SECTION 9.06      Trustee To Sign Amendments...............................64
SECTION 9.07      Payment for Consent......................................64

                                   Article 10

                                  Miscellaneous

SECTION 10.01     Trust Indenture Act Controls.............................65
SECTION 10.02     Notices..................................................65

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SECTION 10.03     Communication by Holders with Other
                  Holders..................................................66
SECTION 10.04     Certificate and Opinion as to Conditions
                  Precedent................................................66
SECTION 10.05     Statements Required in Certificate or
                  Opinion..................................................66
SECTION 10.06     When Treasury Securities Disregarded.....................67
SECTION 10.07     Rules by Trustee, Paying Agent and
                  Registrar................................................67
SECTION 10.08     Legal Holidays...........................................67
SECTION 10.09     Governing Law............................................67
SECTION 10.10     No Recourse Against Others...............................67
SECTION 10.11     Successors...............................................67
SECTION 10.12     Duplicate Originals......................................68


Signatures

EXHIBIT A         Form of Initial Security
EXHIBIT B         Form of Exchange Security
EXHIBIT C         Form of Letter to be Delivered in
                  Connection with Transfers to
                  Non-QIB Accredited Investors

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.


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                              CROSS-REFERENCE TABLE

  TIA                                                     Indenture
Section                                                    Section
-------                                                   ---------

310(a)(1)       .........................................   7.10
   (a)(2)       .........................................   7.10
   (a)(3)       .........................................   N.A.
   (a)(4)       .........................................   N.A.
   (b)          .........................................   7.08; 7.10;
                                                            10.02
   (c)          .........................................   N.A.
311(a)          .........................................   7.11
   (b)          .........................................   7.11
   (c)          .........................................   N.A.
312(a)          .........................................   2.05
   (b)          .........................................   10.03
   (c)          .........................................   10.03
313(a)          .........................................   7.06
   (b)(1)       .........................................   N.A.
   (b)(2)       .........................................   7.06
   (c)          .........................................   10.02
   (d)          .........................................   7.06
314(a)          .........................................   4.02; 10.02
   (b)          .........................................   10.03
   (c)(1)       .........................................   10.04
   (c)(2)       .........................................   10.04
   (c)(3)       .........................................   N.A.
   (d)          .........................................   N.A.
   (e)          .........................................   10.05
   (f)          .........................................   N.A.
315(a)          .........................................   7.01
   (b)          .........................................   7.05; 10.02
   (c)          .........................................   7.01
   (d)          .........................................   7.01
   (e)          .........................................   6.11
316(a)(last sentence)....................................   10.06
   (a)(1)(A)    .........................................   6.05
   (a)(1)(B)    .........................................   6.04
   (a)(2)       .........................................   N.A.
   (b)          .........................................   6.07
317(a)(1)       .........................................   6.08
   (a)(2)       .........................................   6.09
   (b)          .........................................   2.04
318(a)          .........................................   10.01

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

634606.8

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          INDENTURE dated as of January 28, 1998, between AMPEX CORPORATION, a
Delaware corporation ("Corporation"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation ("Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's 12% Senior Notes Due 2003 (the "Initial Securities") and the Holders of the 12% Senior Notes due 2003, Series B to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement (the "Exchange Securities"):

                                    Article 1

                   Definitions and Incorporation by Reference

          SECTION 1.01 Definitions

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Corporation or any Restricted Subsidiary (other than to the Corporation or a Restricted Subsidiary and other than directors' qualifying shares) of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Corporation or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $1,000,000; provided, however, the following transactions shall not be deemed Asset Sales:

          (i) the Corporation or any Restricted Subsidiary may sell accounts receivable (or participations therein) in connection with any accounts receivables financing;

          (ii) the Corporation or any Restricted Subsidiary may sell Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

634606.8
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          (iii) the Corporation and any Restricted Subsidiary may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Section 5.01 of this Indenture and
     (y) make Restricted Payments permitted by the provisions of Section 4.04 of this Indenture;

          (iv) the Corporation and any Restricted Subsidiary may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate the provisions of Section 4.06 of this Indenture; and

          (v) the Corporation and any Restricted Subsidiary may consummate any sale or series of related sales of assets or properties of the Corporation and any Restricted Subsidiary having an aggregate fair market value for all such sales of less than $1 million in any fiscal year.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years (rounded upwards to the nearest month)from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee thereof.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means and includes any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

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          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Corporation; or (ii) the sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries to any person or group (as so defined), excluding any such sale, lease or other transfer (x) to or among the Corporation's Restricted Subsidiaries and (y) to any Person that is controlled by the Permitted Holders.

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          "Consolidated Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period provided, however, that (A) if the Corporation or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness or both, the EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Corporation) shall be deemed outstanding for purposes of this calculation) and (2) the discharge of any other Indebtedness repaid, repurchased defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period and Indebtedness of the Corporation or its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and not replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period the Corporation or any of its Restricted Subsidiaries shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such period, Consolidated Interest Expense for such period (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Corporation or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Corporation and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest For such period directly attributable to the Indebtedness of Restricted Subsidiary to the extent the Corporation and its continuing Restricted Subsidiaries

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are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Sale for such period, (D) if since the beginning of such period the Corporation or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Corporation or was merged with or into the Corporation or any other Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of assets that would have required an adjustment pursuant to clause
(C) or (D) above if made by the Corporation or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period. For purposes of this definition whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Corporation. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

          "Consolidated GAAP Net Income" means, with respect to any period, the net income (or loss) of the Corporation and its consolidated Subsidiaries for such period, determined in accordance with GAAP as from time to time in effect.

          "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Corporation and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) amortization of debt discount, (b) the net cash payments, if any, under interest rate contracts, (c) the interest portion of any deferred payment obligation,

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(d) accrued interest, and (e) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, plus (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Corporation during such period, of the Corporation and its Restricted Subsidiaries, plus (iii) all cash dividends paid during such period by the Corporation and its Restricted Subsidiaries with respect to any Disqualified Stock, in each case as determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Interest Expense shall exclude the amortization of fees and expenses related to the issuance of the Securities.

          "Consolidated Net Income" means, with respect to any period, the Consolidated GAAP Net Income (or loss) of the Corporation and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) extraordinary gains and losses,
(ii) the portion of net income (or loss) of the Corporation and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except that the Corporation's equity in the net income of such Person or Subsidiary shall be included in Consolidated Net Income to the extent of the amount of dividends or distributions actually paid to the Corporation or its Restricted Subsidiaries by such Person or Subsidiary during such period,
(iii) net income (or loss) of any Person combined with the Corporation or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain or loss in respect of any sale, transfer or disposition of assets (including without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Corporation is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary or its stockholders (other than pursuant to the Securities or this Indenture), and (vi) the non-recurring cumulative effect of a change in accounting principles.

          "Consolidated Total Assets" means, as of any date, the total assets of the Corporation and its Restricted Subsidiaries as shown on the most recently available consolidated balance sheet of the Corporation and its Restricted Subsidiaries prepared in conformity with GAAP.


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          "Currency Agreement Obligations" means the obligations of any Person under any foreign exchange contract, currency swap agreement or other similar agreement to protect such Person against fluctuations in currency values.

          "Corporation" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" shall mean The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act or other applicable statute or regulation.

          "Disqualified Stock" means (a) any Preferred Stock of any Restricted Subsidiary, and (b) any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof (other than upon the occurrence of an "Asset Sale" or a change of control of the Corporation in circumstances where the holders of the Notes would have similar rights), in whole or in part, in each case on or prior to the Stated Maturity of the Securities, including without limitation the Noncumulative Redeemable Preferred Stock.

          "EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on the net income or profits of such Person, (b) Consolidated Interest Expense, (c) consolidated depreciation and amortization, calculated in accordance with GAAP, (d) any other non-cash charges (excluding any non-cash items that represent an accrual of or reserve for cash charges reasonably expected to be disbursed in any subsequent period prior to the Stated Maturity of the Notes) deducted in computing Consolidated Net Income, less, (e) non-cash items increasing Consolidated Net Income (excluding any items which represent an accrual for cash receipts or the reduction of required future cash disbursements reasonably expected to be received or disbursed in a subsequent period prior to the Stated Maturity of the Notes).

          "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Corporation

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other than public offerings with respect to the Corporation's common stock registered on Form S-8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Corporation or its Restricted Subsidiaries in existence or incurred pursuant to any loan or other agreement in effect on the Issue Date plus any premium or interest accrued thereon.

          "Foreign Subsidiary" means a Subsidiary of a Person not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside the United States.

          "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of December 31, 1997 except as otherwise specified herein.

          "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing any Indebtedness of any Person (including, without limitation, obligations to purchase assets, securities or services, to take-or-pay or to maintain financial statement conditions or arrangements or agreements entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business, or contingent obligations in connection with the sale or discount of accounts receivable and similar paper. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) the principal of and the premium (if any) on all indebtedness of such Person for money borrowed or which is evidenced by a note, bond, debenture or similar instrument for payment of which such Person is liable, (ii) all obligations of such Person under any conditional sale, title retention or similar agreement in respect of the deferred or unpaid purchase price of property or services acquired by such Person, (iii) all Capital Lease Obligations of such Person,
(iv)

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all obligations of such Person in respect of letters of credit or bankers'
acceptance issued or created for the account of such Person, (v) all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clauses (i), (ii) or (iii) secured by any Lien on any property owned by such Person even though such Person has not assumed or become liable for the payment of such liabilities; provided, however, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Restricted Subsidiary of such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's Indebtedness or other obligations described in clauses (i) through
(vii) above. "Indebtedness" of the Corporation and the Restricted Subsidiaries shall not include (i) trade payables incurred in the ordinary course of business, and (ii) contingent obligations incurred in connection with the sale or discount of accounts receivable and similar paper in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

          "Initial Purchaser" means First Albany Corporation.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person

634606.8
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and shall include the designation of a Restricted Subsidiary as an Unrestricted
Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" below and the provisions of Section 4.09 of this Indenture, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Corporation at the time that such Restricted Subsidiary of the Corporation is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Corporation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Issue Date" means the date on which the Notes are first issued under the Indenture.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity Date" means March 15, 2003.

          "Net Available Cash" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, plus the amount of cash and Cash Equivalents referred to in the provided, however clause of paragraph (a)
(ii) of Section 4.05 of this Indenture, if any, net of (i) the amount of any Indebtedness (including Disqualified Stock or Preferred Stock of a Subsidiary) which is required to be repaid by such Person or its Affiliates in connection with such Asset Sale, plus (ii) all fees, commissions and other expenses incurred (including without limitation, the fees and expenses of legal counsel and investment banking, accounting, underwriting and brokerage fees and expenses) by such Person in connection with such Asset Sale, (iii) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or

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repayments of Indebtedness with the proceeds of such Asset Sale, (iv) any amounts reasonably provided by the Corporation or any Restricted Subsidiary of the Corporation as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (v) any dividends or distributions or other amounts payable to Persons holding a beneficial interest in the assets sold or to holders of minority interests in a Restricted Subsidiary or other entity as a result of such Asset Sale.

          "Net Proceeds," with respect to any issuance or sale of Capital Stock, means the proceeds, in cash, securities or property (with any securities or property valued at fair market value), of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

          "Noncumulative Redeemable Preferred Stock" means the shares of the Corporation's 8% Noncumulative Redeemable Preferred Stock outstanding on the Issue Date, and any refinancing thereof after the Issue Date, provided, however, that the aggregate liquidation value of any securities issued in any such refinancing shall not exceed the liquidation value of the Noncumulative Redeemable Preferred Stock outstanding on the Issue Date.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" shall have the meaning set forth in the Offering
Memorandum.

          "Offering Memorandum" means the offering memorandum dated as of January 23, 1998 relating to the Offering and sale of the Securities.

          "Officer" means the Chairman of the Board, the President, the Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

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


          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation or the Trustee.

          "Permitted Holders" means collectively or individually (i) Edward J. Bramson and (ii) his "associates" (as defined in Rule 12B-2 under the Exchange Act, except that a person shall not be an "associate" for purposes of this Indenture solely because such person comes within the definition of such term in clause (a) of such Rule) and his Affiliates.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock corporation, limited liability corporation, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security in connection with the transaction in question.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 2.07.

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Corporation or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Corporation or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness

634606.8
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



secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Corporation or any Restricted Subsidiary of the assets subject thereto or
(B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Record Date" means the March 1st or September 1st immediately preceding an interest payment date specified in the Securities.

          "Registration Rights Agreement" means the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchaser for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

          "Restricted Investment" means an Investment by the Corporation or a Restricted Subsidiary in any Subsidiary other than a Restricted Subsidiary.

          "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Corporation (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Corporation or dividends or distributions payable to the Corporation or any Restricted Subsidiary and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is not a corporation); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Corporation; (iii) any voluntary or optional payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 4.03 of this Indenture; or (iv) any Restricted Investment.



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


          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" means each direct or indirect Subsidiary of the Corporation other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities" means the Initial Securities and the Exchange Securities issued under this Indenture.

          "Senior Indebtedness" in the case of the Notes means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Corporation.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

          "Subordinated Indebtedness" means Indebtedness (including, without limitation, secured Indebtedness) of the Corporation which by its express terms is subordinated or junior in right of payment to the Notes.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.


634606.8
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


          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee in its Corporate Trust Department or with respect to a particular matter, any officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Unrestricted Subsidiary" means Ampex Holdings Corporation and any other Subsidiary of the Corporation designated as such pursuant to and in compliance with the provisions of Section 4.09 of this Indenture. Any such designation may be revoked by a Board Resolution of the Corporation delivered to the Trustee, subject to the provisions of such covenant.

          "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding as to which the holders thereof are entitled under ordinary circumstances (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

          "Wholly Owned Subsidiary" means any Subsidiary with respect to which all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Corporation.


634606.8
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


          SECTION 1.02 Other Definitions


Term                                                Defined in Section

"Acquired Person".................................. 4.03
"Agent Members".................................... 2.08
"Bankruptcy Law"................................... 6.01
"Custodian"........................................ 6.01
"Designation"...................................... 4.09
"Event of Default"................................. 6.01
"Excess Proceeds".................................. 4.05
"Global Security".................................. 2.01
"Incur"............................................ 4.03
"Legal Holiday".................................... 10.08
"Offer"............................................ 4.05
"Offer Amount"..................................... 4.05
"Offer Period"..................................... 4.05
"Paying Agent"..................................... 2.03
"Permitted Payments"............................... 4.04
"Physical Securities".............................. 2.01
"Purchase Date".................................... 4.05
"Refinancing"...................................... 4.03
"Refinancing Indebtedness"......................... 4.03
"Registrar"........................................ 2.03
"Restricted Payment"............................... 4.04
"Revocation"....................................... 4.09
"Successor Corporation"............................ 5.01


          SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory

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



provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Corporation.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

          (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the Issue Date;

          (2) "or" is not exclusive;

          (3) "including" means including, without limitation; and

          (4) words in the singular include the plural and words in the plural include the singular.


                                    Article 2

                                 The Securities

          SECTION 2.01 Form and Dating. The Initial Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Securities may have notations,

634606.8
                                       17
legends or endorsements required by law, stock exchange rule or depository rule or usage. The Corporation shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall show the date of its authentication.

          The additional terms and provisions contained in the forms of Securities annexed hereto as Exhibits A and B, respectively, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Corporation and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more global Securities in registered form, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for the Depository, duly executed by the Corporation and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.07 hereof. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository.

          Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "Physical Securities"). The Physical Securities are sometimes collectively herein referred to as the "Physical Securities." Physical Securities may initially be registered in the name of the Depository or a nominee of such Depository and be delivered to such Depository. Beneficial owners of Physical Securities, however, may request registration of such Physical Securities in their names or the names of their nominees.

          SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Corporation by manual or facsimile signature. The Corporation's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.


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


          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver Securities for original issue from time to time in an aggregate principal amount of up to $50,000,000 upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Corporation. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.10.

          The Securities shall be issuable only in registered form and only in denominations of $1,000 principal amount and any integral multiple thereof.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03 Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Corporation shall notify the Trustee of the name and address of any such agent. If the Corporation fails to maintain a Registrar or Paying Agent. the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section
7.07. The

634606.8
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



Corporation or any Subsidiary or Affiliate may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Corporation initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04 Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Corporation shall deposit with the Paying Agent a sum in immediately available funds sufficient to pay such principal and interest when due. The Corporation shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon making such payment, the Paying Agent (other than the Corporation) shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustees may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06 Transfer and Exchange. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if duly authorized or accompanied by a written instrument of transfer, by the Holder. The Registrar may require the assurances set forth in Section 8-402 of the Uniform Commercial Code that any indorsement is genuine and effective. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Corporation may

634606.8
                                       20
require payment of a sum sufficient to pay all taxes, assessments or other governmental charges. The Corporation shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

          Prior to the due presentation for registration of transfer of any Security, the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

          SECTION 2.07 Restrictive Legends. (a) Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the third anniversary of the Issue Date, unless otherwise agreed by the Corporation and the Holder thereof:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS
(A) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN INSTITUTIONAL ACCREDITED INVESTOR), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT

634606.8
                                                        21

PRIOR TO SUCH TRANSFER FURNISHES TO THE CORPORATION A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          (b) Each Global Security shall also bear a legend on the face thereof in substantially the following form:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.



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




          SECTION 2.08 Book Entry Provisions for Global Securities. This Section
2.08 shall apply only to the Global Security deposited with the Depository or its custodian.

          (1) So long as the Securities are eligible for book-entry settlement with the Depository, or unless otherwise required by law, the Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.07.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any Agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (2) Transfers of the Global Security shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.09 hereof. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depository notifies the Corporation that it is unwilling or unable to continue as Depository for the Global Security and a successor depositary is not appointed by the Corporation within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (3) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (2), the Registrar shall

634606.8
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



(if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Corporation shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (4) In connection with the transfer of the beneficial interests in the entire Global Security to beneficial owners pursuant to paragraph (2), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Corporation shall execute, and the Trustee shall, authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (5) Any Physical Security constituting a Restricted Security delivered in exchange for a beneficial interest in the Global Security pursuant to paragraph (2) or (3) shall, except as otherwise provided by paragraphs (1)(a)(x) and (3) of Section 2.09 hereof, bear the Private Placement Legend.

          (6) The owner of a beneficial interest in the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          SECTION 2.09 Special Transfer Provisions. (1) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a
QIB:

          (a) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the third anniversary of the Issue Date or (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB, the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit C hereto; and

          (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon

634606.8
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



     receipt by the Registrar of (x) the certificate, if any, required by paragraph (a) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (i) the Registrar shall reflect on its books and records the date and if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Corporation shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (2) Transfers to QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

          (a) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Corporation and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Corporation and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (b) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Security Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the

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



     Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (3) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the third anniversary of the Issue Date, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Corporation and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (4) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 hereof or this Section
2.09. The Corporation shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          In connection with any transfer of the Securities, the Trustee, the Registrar and the Corporation shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any Holder and any transferee of any Security regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.


          SECTION 2.10 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee

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



shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Corporation and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Corporation.

          SECTION 2.11 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it and those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Corporation or an Affiliate of the Corporation holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Corporation receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Corporation or a Subsidiary) holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all amounts payable on that date with respect to the Securities (or portions thereof) and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          If a Security is called for redemption or if it matures in less than a year and if the Corporation has satisfied its obligation to pay the Security in accordance with Article 8 of this Indenture, the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

          SECTION 2.12 Temporary Securities. Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the

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                                       27

Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          SECTION 2.13 Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Trustee to deliver canceled Securities to the Corporation. The Corporation may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.14 Defaulted Interest. If the Corporation defaults in a payment of interest on the Securities, it shall pay the defaulted interest (plus, to the extent permitted by applicable law, interest on such defaulted interest at the rate borne by the Securities plus 1%) in any lawful manner to the persons who are Securityholders on a subsequent special record date, which date shall be at least five business days prior to the special payment date. The Corporation shall fix the special record date and special payment date, which special record date shall be at least 10 days before the special payment date, and the Corporation shall promptly mail to each Securityholder a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.

          SECTION 2.15 CUSIP Numbers. The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.



634606.8
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


                                    Article 3

                                   Redemption

          SECTION 3.01 Notices to Trustee. If the Corporation elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities Section of this Indenture pursuant to which the redemption will occur.

          The Corporation shall give the notices provided for in this Section at least 60 days before the redemption date, unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Corporation that such redemption will comply with the conditions contained herein.

          If less than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Corporation and given by notice to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

          SECTION 3.02 Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000, subject to the restriction that Securities and portions of Securities the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Securities in denominations of $1,000 or less may only be redeemed in whole. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Corporation promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Corporation shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.



634606.8
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


          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if less than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Corporation defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Corporation's request, the Trustee shall give the notice of redemption in the Corporation's name and at the Corporation's expense. In such event the Corporation shall provide the Trustee with the information required by clauses (1) through (4) and (7).

          SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05 Deposit of Redemption Price. On or prior to the redemption date, the Corporation shall deposit with the Paying Agent (or if the Corporation or a Subsidiary is the Paying

634606.8
                                       30

Agent, shall segregate and hold in trust) money, in immediately available funds, sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Corporation to the Trustee for cancellation.

          SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder (at the Corporation's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    Article 4

                                    Covenants

          SECTION 4.01 Payment of Securities. The Corporation shall promptly pay the principal of and interest on the Securities not later than 11:00 a.m. New York City time on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any redemption price) shall be considered paid on the date due if the Trustee or the Paying Agent (other than the Corporation or a Subsidiary) holds on such date money in U.S. dollars sufficient to pay all principal and interest (including any redemption price) then due and the Trustee or the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          The Corporation shall pay interest on overdue principal (including any redemption price) at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02 SEC Reports. The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. In the event the Corporation is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, it shall continue to file with the SEC and provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC with respect to financial statements, management's discussion

634606.8
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



and analysis and a discussion of significant changes in the business and financial condition of the Corporation had the Corporation continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Corporation would have been required to provide reports had it continued to have been subject to such reporting requirements. Subsequent to qualification of the Indenture under the TIA, the Corporation also shall comply with the other provisions of TIA ss 314(a).

          SECTION 4.03 Limitation on Indebtedness. (a) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, issue, assume, guarantee, incur or otherwise become liable for (collectively, "Incur") any Indebtedness; provided, however, that: (i) the Corporation may Incur Indebtedness which is expressly subordinate and junior in right of payment to the Notes; and (ii) the Corporation and its Restricted Subsidiaries may Incur Indebtedness if, on the date of Incurrence, the Consolidated Coverage Ratio would be at least equal to 3.00 to 1.00.

          (b) Notwithstanding the foregoing paragraph (a), the Corporation and its Restricted Subsidiaries may Incur the following Indebtedness:

               (i) Indebtedness of the Corporation represented by the Securities;

               (ii) Existing Indebtedness;

               (iii) Indebtedness owed by any Restricted Subsidiary to the Corporation or to another Restricted Subsidiary, or owed by the Corporation to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Corporation or a Restricted Subsidiary of the Corporation;

               (iv) Indebtedness of the Corporation or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations Incurred for the purpose of fixing or hedging interest rate risk or currency risk;

               (v) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Corporation or any Restricted Subsidiary in the ordinary course of business;

               (vi) Indebtedness Incurred by the Corporation or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or other instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workmen's compensation claims or self-insurance or securing

634606.8
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



          obligations of the Corporation or any Restricted Subsidiary under operating leases; provided that upon drawing of such letters of credit or other instrument such drawings are reimbursed within 30 days following demand for reimbursements;

               (vii) Indebtedness Incurred in connection with or given in exchange for the renewal, extension, modification, amendment, refunding, defeasance, refinancing or replacement (a "refinancing") of any of the Securities or any Existing Indebtedness or any Indebtedness issued after the Issue Date and not Incurred in violation of the Indenture ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less) of the Indebtedness so refinanced at the time outstanding (or obtainable under any outstanding revolving credit or similar agreement) (plus the premiums paid in connection therewith and the reasonable expenses incurred in connection therewith); (b) with respect to Subordinated Indebtedness being refinanced, the Stated Maturity of the Refinancing Indebtedness shall be not earlier than the Stated Maturity of the Indebtedness being refinanced, and such Refinancing Indebtedness shall have an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being Refinanced; (c) with respect to Subordinated Indebtedness of the Corporation being refinanced, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to the Securities as the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Corporation or another Restricted Subsidiary;

               (viii) Indebtedness of the Corporation or any Restricted Subsidiary (a) representing Capital Lease Obligations and (b) in respect of Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $3 million in aggregate amount at any time outstanding;

               (ix) Indebtedness of Foreign Subsidiaries of the Corporation not to exceed a principal amount outstanding at any time of $5 million in the aggregate for all Foreign Subsidiaries; and

               (x) Guarantees by the Corporation or any Restricted Subsidiary of Indebtedness of the Corporation or any Restricted Subsidiary that was permitted to be Incurred pursuant to another provision of this covenant;

               (xi) Indebtedness of a Restricted Subsidiary engaged in providing lease or similar financing to customers of the

634606.8
                                       33

          Corporation or its Restricted Subsidiaries, not exceeding 7.5% of Consolidated Total Assets; and

               (xii) Indebtedness of the Corporation or any Restricted Subsidiary in addition to that described in clauses (i) through (xi ) above, and any refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (xii) does not exceed $15 million plus 75% of the amount by which accounts receivable (net of reserves) of the Corporation and its Restricted Subsidiaries (as shown in the Corporation's most recent consolidated balance sheet) exceeds $15 million.

          Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise; an "Acquired Person") shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

          SECTION 4.04 Limitation on Restricted Payments. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment (including any Restricted Investment), unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Corporation), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Corporation could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under Section 4.03 and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to 50% of the Corporation's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on January 1, 1998 and ending on the last day of the fiscal quarter of the Corporation immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus (b) (x) the aggregate amount of all Net Proceeds received since the Issue Date by the Corporation from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock), and (y) an amount equal to the amount (as shown on the Corporation's most recent consolidated balance sheet, prepared in accordance with GAAP) of all Indebtedness or Disqualified Stock that, after the Issue Date, is converted into or exchanged for Capital Stock of the Corporation (other than Disqualified Stock) (less the amount of any cash or property


634606.8
                                       34
distributed by the Corporation upon such conversion or exchange), plus (c) the amount of the net reduction in Investments by the Corporation or its Restricted Subsidiaries in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the net proceeds from the sale of the Capital Stock or assets of such Unrestricted Subsidiaries or other cash return on such Investment, in each case to the extent received by the Corporation or any Restricted Subsidiary of the Corporation, (y) the release or extinguishment of any guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Corporation (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed the amount of Restricted Investments previously made by the Corporation or any Restricted Subsidiary of the Corporation in such Unrestricted Subsidiaries, which amount was included in the calculation of the amount of Restricted Payments. For purposes of the foregoing clause (c), the Corporation shall be deemed to have made a Restricted Investment under the Indenture in an amount equal to any cash contribution made or subscribed for by the Corporation on or immediately prior to the Issue Date to one or more Unrestricted Subsidiaries.

                  In addition, so long as there is no Default or Event of Default continuing, the following payments and other actions shall be expressly permitted notwithstanding anything contained in the covenant described above (collectively, "Permitted Payments"):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

               (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Corporation that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Corporation (other than any Disqualified Stock);

               (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale (as defined herein) by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Corporation (x) in the case of a Change of Control, has complied with its obligations under Section 4.10 or (y) in the case of an

634606.8
                                       35

          Asset Sale has applied the Net Available Cash from such Asset Sale in accordance with the provisions of Section 4.05 of this Indenture;

               (iv) any Restricted Investments made with the proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Stock);

               (v) Restricted Investments in any Unrestricted Subsidiary engaged in providing lease or similar financing to customers of the Corporation and its Restricted Subsidiaries, in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause (v) after the Issue Date and outstanding on the date of determination does not exceed the greater of $5 million or 7.5% of Consolidated Total Assets;

               (vi) the repurchase of Capital Stock of the Corporation (including options, warrants or other rights to acquire such Capital Stock) from directors, officers or employees (or their nominees) of the Corporation or its Subsidiaries pursuant to the terms of an employee benefit plan or employment agreement or similar arrangement; provided that an aggregate amount of all such repurchases (net of repayments or cancellations of indebtedness as a result of such repurchases) shall not exceed $1 million in any fiscal year;

               (vii) the redemption or repurchase of the Corporation's Noncumulative Redeemable Preferred Stock at a price not to exceed 100% of liquidation value; provided, however, that the aggregate amount of all payments pursuant to this clause (vii) shall not exceed 100% of cumulative Consolidated GAAP Net Income accrued during the period from January 1, 1998 to the date of payment (treated as one accounting period); and

               (viii) Restricted Payments (other than a dividend or other distribution declared on any Capital Stock of the Corporation or a payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Corporation) not to exceed $1 million in the aggregate.

          For purposes of clause (iii) of the first paragraph of this covenant, Permitted Payments made pursuant to clauses (i), (vi) and (vii) of the immediately preceding paragraph shall be included (without duplication) as Restricted Payments made since the Issue Date.

          SECTION 4.05 Limitation on Asset Sales. (a) The Corporation will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Corporation or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to

634606.8
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



          the fair market value of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents, provided, however, that, at the option of the Corporation, clause (ii) shall not be applicable to Asset Sales (or portions of Asset Sales) to the extent the Corporation shall apply cash and Cash Equivalents available from other sources to make any required Asset Sale Offer as if 75% of such consideration had consisted of cash and Cash Equivalents.

          For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Corporation or Indebtedness of any Restricted Subsidiary of the Corporation and the release of the Corporation or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale (in which case the Corporation shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Corporation or any Restricted Subsidiary of the Corporation from the transferee that are promptly (and in any event within 120 days) converted by the Corporation or such Restricted Subsidiary into cash.

          (b) Within 365 days after any Asset Sale, the Corporation may elect to apply the Net Available Cash from such Asset Sale to (i) permanently reduce or redeem any Senior Debt of the Corporation or a Restricted Subsidiary and/or (ii) make an Investment in, or acquire assets and properties that will be used in the business of the Corporation and its Restricted Subsidiaries, and (iii) any balance of such Net Available Cash exceeding $10 million and not applied or invested as provided in clauses(i) and (ii) within 365 days of such Asset Sale, will be deemed to constitute "Excess Proceeds" and shall be applied to make an offer to purchase Securities to the holders of the Securities. Pending the final application of any such Net Available Cash, the Corporation may temporarily invest such Net Available Cash in cash or Cash Equivalents.

          (c) In the event of an Asset Sale that requires the purchase of Securities pursuant to clause (b)(iii) above, the Corporation will be required to purchase Securities tendered pursuant to an offer by the Corporation for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.05(d) below. If the

634606.8
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



aggregate purchase price of the Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Corporation will apply the remaining Net Available Cash to general corporate purposes not prohibited by this Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

          (d) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to the prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date of not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (1) the most recently filed Annual report on 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly report, other than Current Reports describing Asset Sale otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(iii) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3)

               (2) Not later than the date upon which the written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sale pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.05(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in cash or Cash Equivalents maturing on the day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business an amount equal to the Offer Amount to be held for payment in accordance with the


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



provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee or the Paying Agent for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

               (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

               (4) At the time the Company delivers Securities to the Trustee which are to be accepted for the purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (e) The Corporation will comply, to the extent applicable, with the requirements of Section 14 (e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture and will not be deemed to have breached its obligations under this Indenture by virtue thereof.



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



          SECTION 4.06 Limitation on Liens. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien securing any Indebtedness (other than (1) Indebtedness described in paragraphs (a) (ii) and (b) (ii), (vii)(to the extent the Refinanced Indebtedness was secured by a Lien permitted by this Indenture), (xi) and (xii) of the provisions of Section 4.03 of this Indenture; and (2) Indebtedness of an Acquired Person existing at the date such Person became a Restricted Subsidiary, and any refinancing thereof, provided however, that such Lien is not applicable to any Person or the properties or assets of any Person, other than the Acquired Person ) on any asset now owned or hereafter acquired, unless the Notes are equally and ratably secured thereby.

          SECTION 4.07 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Corporation or any other Restricted Subsidiary on its Capital Stock, or pay any Indebtedness owed to the Corporation or any other Restricted Subsidiary, make loans or advances to the Corporation or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the Corporation or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

          (1) any agreement or instrument evidencing or governing any Existing Indebtedness and any refinancings thereof;

          (2) applicable law;

          (3) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Corporation or any of its Restricted Subsidiaries as in effect at the time of such acquisition or any refinancing thereof; provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;

          (4) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (5) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;

          (6) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

634606.8
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



     provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 4.05 of this Indenture;

          (7) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

          (8) the Indenture and the Securities; arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Corporation or any Restricted Subsidiary in any manner material to the Corporation or any Restricted Subsidiary; or

          (9) any instrument governing Indebtedness of a Foreign Subsidiary which is permitted by the terms of the Indenture.

          Nothing contained in this Section 4.07 shall prevent the Corporation or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the Section 4.06 covenant or (2) restricting the sale or other disposition of property or assets of the Corporation or any of its Restricted Subsidiaries that secure Indebtedness of the Corporation or any of its Restricted Subsidiaries.

          SECTION 4.08 Limitation on Transactions with Affiliates. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Corporation (other than the Corporation or a Restricted Subsidiary) unless (1) such transaction or series of transactions is on terms that are not materially less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Corporation delivers to the Trustee, with respect to any transaction or series of related transactions involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Corporation and evidenced by a resolution of the Board of

634606.8
                                       41

Directors set forth in an Officers' Certificate. Notwithstanding the foregoing, this covenant will not apply to

          (i) employment agreements, compensation or employee benefit arrangements, stock options or stock purchase plans or agreements with or for the benefit of any officer, director or employee of the Corporation entered into in the ordinary course of business and approved by the Board of Directors of the Corporation (including loans and stock repurchase arrangements thereunder, customary fringe benefits and including reimbursement or advancement of out of pocket expenses, loans to officers, directors and employees in the ordinary course of business, reasonable fees paid to directors who are not employees of the Corporation, and director's and officer's liability insurance and indemnification arrangements);

          (ii) any transaction entered into by or among the Corporation or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Corporation;

          (iii) the sale, discount or other disposition of accounts receivable or inventory to one or more Unrestricted Subsidiaries engaged in financing receivables for the benefit of the Corporation or in providing lease or similar financing to customers of the Corporation;

          (iv) any Restricted Payment not prohibited by the provisions of
     Section 4.04 of this Indenture;

          (v) transactions permitted by, and complying with, the provisions of
     Section 5.01 of this Indenture;

          (vi) any sale or issuance of Capital Stock (other than Disqualified Stock) of the Corporation;

          (vii) the grant or performance of registration rights with respect to securities of the Corporation; and

          (viii) transactions in which the Corporation or any of its Restricted Subsidiaries delivers to the Trustee an opinion from an independent nationally recognized financial advisor stating that such transaction is fair to the Corporation or such Restricted Subsidiary from a financial point of view and meets the requirements of clauses (1) and (2) above.

          SECTION 4.09 Limitation on Designation of Unrestricted Subsidiaries. The Corporation will not designate any Subsidiary of the Corporation (other than a newly created Subsidiary in which no Investment in excess of $1,000 has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") after the Issue Date unless:

          (a) no Default shall have occurred and be continued at the time of or after giving effect to such Designation; and

634606.8
                                       42

          (b) the Corporation would not be prohibited under the Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the fair market value of such Restricted Subsidiary on such date.

          In the event of any such Designation, the Corporation shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the provisions of Section 4.04 of this Indenture for all purposes of the Indenture in the Designation Amount. Neither the Corporation nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of or similar undertaking (including any undertaking, agreement or instrument evidencing such Indebtedness) with respect to any Indebtedness of an Unrestricted Subsidiary; provided that the Corporation and its Restricted Subsidiaries may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Corporation other than to obtain such pledged property or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except to the extent permitted under the provisions of Section 4.04 of this Indenture.

          The Corporation may not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of the Indenture.

          All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

          SECTION 4.10 Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Corporation repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).



634606.8
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



          (b) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder with a copy to the Trustee stating:

               (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

               (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (3) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Note purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities to be purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Corporation shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.


634606.8
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



          SECTION 4.11 Compliance Certificate; Notice of Defaults. The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating that in the course of the performance by the signers of such Certificate of their duties as Officers of the Corporation they would normally have knowledge of any Default by the Corporation and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default, its status and what action the Corporation is taking or proposes to take with respect thereto.

          Promptly after an Officer of the Corporation obtains knowledge of a Default or Event of Default under this Indenture, the Corporation will deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Corporation is taking or proposes to take with respect thereto.

          SECTION 4.12 Further Instruments and Acts. The Corporation will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                    Article 5

                              Successor Corporation

          SECTION 5.01 When Corporation May Merge or Transfer Assets. The Corporation shall not consolidate with or merge with or into, or convey or transfer or lease in one transaction or a series of related transactions, all or substantially all of its assets to, another Person unless:

          (i) the resulting, surviving or transferee Person (the "Successor Corporation") shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (if not the Corporation) shall assume by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction, no Default shall have happened and be continuing;

634606.8
                                       45

          (iii) immediately after giving effect to such transaction, the Corporation would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

          (iv) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

          The resulting, surviving or transferee Person shall be the successor Corporation hereunder, and, in the case of any such transfer, the predecessor Corporation shall be released from its obligations under this Indenture.

          Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Corporation.

                                    Article 6

                              Defaults and Remedies

          SECTION 6.01 Events of Default. An "Event of Default" occurs if:

          (1) the Corporation defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Corporation (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise; or (ii) fails to redeem or purchase any securities when required pursuant to the Indenture or the Securities;

          (3) the Corporation fails to observe or perform any of its covenants or agreements set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than the failure to purchase Securities when required under Section 4.05 or Section 4.10) and 5.01 hereof and the Default continues for a period of 30 days after the notice specified below;


634606.8
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



          (4) the Corporation fails to observe or perform any of its covenants or agreements set forth in the Securities or in this Indenture other than the covenants and agreements specified in clause (1), (2) or (3) above and the Default continues for a period of 60 days after the notice specified below;

          (5) a default or event of default (as such term is defined in the instrument or agreement under which any Indebtedness is issued) occurs under any instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Corporation or any Significant Subsidiary (other than Indebtedness of a Restricted Subsidiary incurred pursuant to Section 4.03)and the holders of such Indebtedness have accelerated such Indebtedness or any default occurs in the payment of the principal amount of such Indebtedness at final maturity if the total of all such Indebtedness which has been so accelerated and all such Indebtedness which is overdue shall exceed $5,000,000 or its foreign currency equivalent at the time, and there shall have been a failure to obtain rescission or annulment of all such accelerations or to pay in full the amount in default (together with any applicable interest) by the later of the expiration of any applicable grace period or 10 days after the notice specified below;

          (6) any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Corporation or any Significant Subsidiary, remains outstanding for a period of 60 days after the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

          (7) the Corporation or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or



634606.8
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



          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Corporation or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Corporation or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Corporation or any Significant Subsidiary;

or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4), (5) or (6) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Corporation of the Default and the Corporation does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Corporation shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (1), (2), (3), (4), (5) or (6) hereof, its status and what action the Corporation is taking or proposes to take with respect thereto.

          SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Corporation) occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 25% in principal amount of the Securities by notice to the Corporation and the Trustee may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Corporation occurs, the principal of and all accrued interest on the Securities shall

634606.8
                                       48
ipso facto become immediately due and payable without any declaration or other action on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

          SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default in the payment of the principal or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of the Securityholders affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

          SECTION 6.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to

634606.8
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



taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of security or indemnity; and

          (5) the Holders of a majority of principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid and the amounts provided for in Section 7.07.

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          SECTION 6.09 Trustee May File Proofs of Claim. Subject to Section
6.05, the Trustee may file such proofs of claim and other papers or documents and take other action including participating as a member (voting or otherwise) of any committee of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Corporation.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Corporation shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits

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



and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12 Waiver of Stay or Extension Laws. The Corporation (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law; and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    Article 7

                                     Trustee

          SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use in the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default known to the
Trustee:

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


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          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction in writing received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be deemed to know of any Default (other than those under Sections 6.01 and 6.02) or other fact or circumstances upon the occurrence of which it may be require to take action hereunder unless and until one of its Trust Officers receives written notice of or has actual knowledge thereof.

          (h) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risks or liabilities is not reasonably assured to it.

          (i) Every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section and to the applicable provisions of the TIA.


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          SECTION 7.02 Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected from acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall comply with the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers provided that the Trustee's conduct does not constitute negligence or bad faith.

          SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Corporation in this Indenture, pursuant to this Indenture or any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05 Notice of Default. If a Default or an Event of Default occurs and is continuing and the Trustee has knowledge of such event, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof, unless such Default or Event of Default has been cured. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and as long as a committee of

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



its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee if required by TIA ss. 313(a) shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07 Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Corporation shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall promptly notify the Corporation promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Corporation shall not relieve the Corporation of its obligations hereunder. The Corporation shall defend the claim and the Trustee may have separate counsel and the Corporation shall pay the fees and expenses of such counsel. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

          The Corporation's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in subsection 6.01(6) or (7), the expenses are

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



intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Corporation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Corporation may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring trustee) the Corporation shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after receiving such acceptance, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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          SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(2) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Corporation are outstanding if the requirement for such exclusions set forth in TIA ss. 310(b)(1) are met.

          SECTION 7.11 Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    Article 8

                     Satisfaction and Discharge of Indenture

          SECTION 8.01 Discharge of Liability on Securities; Defeasance. (a) When (i) the Corporation delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08) for cancellation or
(ii) all

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


outstanding Securities have become due and payable and the Corporation irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities including interest thereon if any (other than Securities replaced pursuant to Section 2.08), and if in either case the Corporation pays all other sums payable hereunder by the Corporation, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Corporation accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation.

          (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Corporation at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections
4.02 through 4.12 and Section 5.01(a)(iii) and the operation of Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) and 6.01(7)(with respect to Significant
Subsidiaries) ("covenant defeasance option"). The Corporation may exercise its defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Corporation exercises its legal defeasance option, the Securities may not be accelerated because of an Event of Default. If the Corporation exercises its covenant defeasance option, the Securities, may not be accelerated because of an Event of Default specified in Sections 6.01(3), (4),
(5), (6) and (7) (with respect to Significant Subsidiaries) or because of the failure of the Corporation to comply with Section 5.01(a)(iii).

          Before or after a deposit, the Corporation may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          Upon satisfaction of the conditions set forth herein and upon request of the Corporation, the Trustee shall acknowledge in writing the discharge of those obligations that the Corporation terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Corporation's obligations in Sections 2.03, 2.04, 2.05, 2.08, 2.09, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter the Corporation's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02 Conditions to Defeasance. The Corporation may exercise its legal defeasance option or its covenant defeasance option only if:


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


          (1) the Corporation irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Corporation delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123 day period no Event of Default specified in Section 6.01(7) or (8) (without giving effect to the period of time referred to therein) occurs which is continuing at the end of the period;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto and is not prohibited by Article 10;

          (5) the Corporation delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment Corporation under the Investment Corporation Act of 1940;

          (6) In the case of the legal defeasance option, the Corporation shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Corporation has received from, or there has been published by, the Internal revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Corporation shall have delivered to the Trustee an opinion of Counsel to the effect that the Securityholders will not

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



     recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Corporation delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article 8 have been complied with.

          SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section
8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04 Repayment to Corporation. The Trustee and the Paying Agent shall promptly turn over to the Corporation upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Corporation upon request any money held by them for the payment of principal or interest that remains unclaimed for two years and, thereafter, Securityholders entitled to the money must look to the Corporation for payment as general creditors.

          SECTION 8.05 Indemnity for Government Obligations. The Corporation shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8;

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



provided, however, that if the Corporation has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    Article 9

                       Amendments, Supplements and Waivers

          SECTION 9.01 Without Consent of Holders. The Corporation and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to add to the covenants of the Corporation for the benefit of the Holders or to surrender any right or power herein conferred upon the Corporation;

          (5) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA; or

          (6) to make any change that does not adversely affect the rights of any Securityholder.


          SECTION 9.02 With Consent of Holders. The Corporation may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive any past default or compliance by the Corporation with any provision of this Indenture or the

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Securities without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the fixed maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time whereby any Security may be redeemed in accordance with
     Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Section 6.04 or 6.07 or this Section; or

          (7) waive any Default in the payment of principal of or interest on any Security.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Corporation shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment otherwise validly adopted under this Section 9.02.

          SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on the Security. However, any such Holder or

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



subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with Section 9.01 or 9.02, it shall bind every Securityholder.

          The Corporation may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determines, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive an indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

          SECTION 9.07 Payment for Consent. Neither the Corporation nor any Affiliate of the Corporation shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so

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



consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   Article 10

                                  Miscellaneous

          SECTION 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 10.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Corporation:

                Ampex Corporation
                500 North Broadway
                Redwood City, California 94063

          if to the Trustee:

                 IBJ Schroder Bank & Trust Company
                 One State Street
                 New York, New York  11704


                 Attention:  Corporate Trust Administration

          The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

634606.8
                                       64

          SECTION 10.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action or refrain from taking any action under this Indenture, the Corporation shall furnish to the Trustee upon the Trustee's request:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 10.06 When Treasury Securities Disregarded. In determining whether the Holders of the required principal

634606.8
amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 10.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 10.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 10.09 Governing Law. The laws of the State of New York shall govern this Indenture and the Securities without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 10.10 No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Corporation shall have any liability for any obligations of the Corporation under the Securities or this Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability.

          SECTION 10.11 Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

634606.8
                                       66

          SECTION 10.12 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.


                                     AMPEX CORPORATION,


                                     By: /s/ CRAIG L. MCKIBBEN
                                        --------------------------
                                        Title: Vice President



                                     IBJ SCHRODER BANK & TRUST COMPANY,
                                        Trustee



                                     By: /s/ TERENCE RAWLINS
                                        -------------------------------
                                        Title: Assistant Vice President



634606.8
                                       67

                                                                       EXHIBIT A

                       [RESTRICTIVE LEGENDS IF APPLICABLE]
                           [OID LEGEND IF APPLICABLE]
                                                                  CUSIP NO. ____
                           [FORM OF FACE OF SECURITY]
                  No.
                  $
                                AMPEX CORPORATION

                            12% Senior Note Due 2003

          Ampex Corporation, a Delaware corporation, promises to pay to ___________________________________, or registered assigns, the principal sum of
________________________ Dollars on March 15, 2003.

          Interest Payment Dates: March 15 and September 15, commencing September 15, 1998.

          Record Dates: March 1 and September 1, commencing September 1, 1998.

          Additional provisions of this Security are set forth on the following pages of this Security.

Dated:
                                   AMPEX CORPORATION,

                                   By:


                                            President


                                            Assistant Secretary

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

Dated:
                                                                     [SEAL]
IBJ SCHRODER BANK & TRUST COMPANY,
     as Trustee, certifies that this is
     one of the Securities referred to
     in the Indenture.

     by
        -----------------------------------
         Authorized Signatory

634606.8
                                        1

                       [FORM OF REVERSE SIDE OF SECURITY]


                            12% Senior Note Due 2003


1. Interest

          Ampex Corporation, a Delaware corporation ("Corporation"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest in cash to Holders of record at the close of business on the March 1st and September 1st immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________ 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Corporation will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. At its option, the Corporation may pay principal and interest by wire transfer to an account designated in writing by the Holder.

3. Paying Agent and Registrar

          Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any holder, but will promptly notify the Trustee of any change. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.


634606.8
                                        2

4. Indenture

          The Corporation issued the Securities under an Indenture dated as of January 28, 1998 ("Indenture"), between the Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Corporation limited to $50,000,000 aggregate principal amount (subject to Section 2.10 of the Indenture). The Indenture imposes certain limitations on the payment of dividends and other distributions by the Corporation and certain of its Subsidiaries, the sale or transfer of assets, the sale or transfer of shares of stock of certain of its Subsidiaries, the incurrence of debt by the Corporation and certain of its Subsidiaries and transactions with affiliates.

5. Optional Redemption

          The Corporation may not redeem the Securities prior to March 15, 2000. On or after March 15, 2000, the Corporation may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to the redemption date:

                                                               Optional
                                                              Redemption
     Period                                                     Price
     ------                                                   ----------

     Through March 14, 2001                                      106%
     March 15, 2001 through March 14, 2002                       104%
     March 15, 2002 through September 14,2002                    102%
     September 15, 2002 and thereafter                           100%


          In addition, at any time prior to March 15, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Securities originally issued with the net cash proceeds of one or more Equity Offerings (as defined in the Indenture), at 112% of the aggregate principal amount of the Securities being redeemed plus accrued and unpaid interest, if any, to the date of redemption. Any such redemption with the

634606.8
                                        3
proceeds for Equity Offering shall be made not more than 90 days after the date of any such Equity Offering.

6. Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent prior to the redemption date, on and after such date interest ceases to accrue on such Securities or portions of them. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

7. Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment date. The Indenture imposes certain restrictions on the transfer of the Securities in violation of the Securities Act.

8. Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Corporation at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Corporation (unless abandoned property law designates another person) and not to the Trustee for payment.


634606.8
                                        4

10. Satisfaction and Discharge of Indenture

          On the terms and subject to certain conditions specified in the Indenture, the Corporation will be discharged from the Indenture and the Securities (other than certain specified provisions) or will be discharged from certain covenants under the Indenture and the Securities upon deposit with the Trustee of moneys or U.S. Government Obligations sufficient to pay at maturity or upon redemption all Securities not previously delivered to the Trustee for cancellation, including principal and accrued interest and all other sums then payable by the Corporation under the Indenture.

11. Amendment, Supplement, Waiver

          Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities, and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions, without the consent of any Securityholder, the Corporation and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

12. Defaults and Remedies

          Each of the following is an Event of Default: default for 30 days in payment of any interest on the Securities; default in payment of any principal of the Securities when the same becomes due and payable at stated maturity, upon redemption, upon declaration or otherwise; failure by the Corporation for 30 days after notice to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% aggregate principal amount of the Securities to comply with certain covenants and agreements in the Indenture relating to the payment of dividends and other distributions by the Corporation and Subsidiaries, the sale or transfer of assets, the incurrence of debt by the Corporation and Subsidiaries, transactions with affiliates and certain mergers, consolidations and transfers of assets; failure by the Corporation for 60 days after notice to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% aggregate in principal amount of the Securities to comply with certain other covenants

634606.8
                                        5
and agreements in the Indenture and the Securities; certain payment defaults with respect to other indebtedness of the Corporation or certain of its Subsidiaries, or other defaults resulting in the acceleration of such other indebtedness, where the aggregate of such indebtedness exceeds $5,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Corporation

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Corporation or its affiliates and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Corporation and the Trustee shall not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication

          This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the other side of this Security.


634606.8
                                        6

16. Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17. CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Corporation has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Security holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Corporation will furnish to any Securityholder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Ampex Corporation, 500 North Broadway, Redwood City, California 94063, Attention of Secretary.


18. Registration Rights

          Pursuant to the Registration Rights Agreement described in the Indenture, the Corporation will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Corporation's 12% Senior Notes due 2003 (the "Exchange Securities"), which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders of the Initial notes shall be entitled to receive certain additional interest in the event the exchange offer is not consummated in accordance with the Registration Rights Agreement.

634606.8
                                        7

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the third anniversary of the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with such transfer and that such transfer is:

                                   (Check One)

(1) _____   to the Corporation or a subsidiary thereof; or

(2) _____   to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) _____   to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) _____   outside the United States to a "foreign person" in compliance with
            Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) _____   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) _____   pursuant to an effective registration statement under the Securities
            Act of 1933, as amended; or

(7) _____   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the Registered Holder thereof, provided, that if box (3), (4), (5) or (7) is checked, the Corporation or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4), and other information as the Trustee,

634606.8
                                        8

Registrar or the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

                                     (Sign exactly as name appears on
                                     the other side of this Security)

Signature
Guarantee:
          -----------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      ------------                  ------------------------------------
                                    NOTICE:    To be executed by an
                                               executive officer


634606.8
                                        9

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Corporation pursuant to
Section 4.05 or 4.10 of the Indenture, check the Box: { }

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.05 or 4.10 of the Indenture, state the amount:

                                            $-------------

Date:                                Your Signature:
     ------------------                    --------------------------
                                     (Sign exactly as your name appears
                                     on the other side of this Note)


                                     By:
                                        --------------------------------
                                     NOTICE:  To be signed by an
                                              executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

634606.8

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


             -------------------------------------------------------
                  (insert assignee's soc. sec. or tax I.D. no.)


             -------------------------------------------------------
              (Print or type assignee's name, address and zip code)




and irrevocably appoint
agent to transfer this Security on the books of the Corporation.
The agent may substitute another to act for him.




Date:                      Signature(s):
     ------------------


                                          ---------------------------
                                          Sign exactly as your name
                                          appears on the other side
                                          of this Security

Signature Guarantee:
                    ------------------





634606.8

                                                                   EXHIBIT B

                       [RESTRICTIVE LEGENDS IF APPLICABLE]
                           [OID LEGEND IF APPLICABLE]
                                                               CUSIP NO. ____
                           [FORM OF FACE OF SECURITY]
                  No.
                  $
                                AMPEX CORPORATION

                       12% Senior Note Due 2003, Series B

          Ampex Corporation, a Delaware corporation, promises to pay to _______________________________, or registered assigns, the principal sum of
_____________________ Dollars on March 15, 2003.

          Interest Payment Dates: March 15 and September 15, commencing September 1, 1998.

          Record Dates: March 1 and September 1, commencing September 1, 1998.

          Additional provisions of this Security are set forth on the following pages of this Security.

Dated:
                                  AMPEX CORPORATION,

                                  By:


                                           President


                                           Assistant Secretary
TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

Dated:
                                                                      [SEAL]
IBJ SCHRODER BANK & TRUST COMPANY,
     as Trustee, certifies that this is
     one of the Securities referred to
     in the Indenture.

  by
     -----------------------------------
     Authorized Signatory

634606.8

                       [FORM OF REVERSE SIDE OF SECURITY]


                       12% Senior Note Due 2003, Series B


1. Interest

          Ampex Corporation, a Delaware corporation ("Corporation"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest in cash to Holders of record at the close of business on the March 1st and September 1st immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 1998. Interest on the Securities will accrue from the last interest payment date on which interest was paid on the security surrendered in exchange hereof, or if no interest has been paid on such security, from the date interest begins to accrue on such security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Corporation will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. At its option, it may pay principal and interest by wire transfer to an account designated in writing by the Holder.

3. Paying Agent and Registrar

          Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.


634606.8
                                        2

4. Indenture

          The Corporation issued the Securities under an Indenture dated as of January 28, 1998 ("Indenture"), between the Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Corporation limited to $50,000,000 aggregate principal amount (subject to Section 2.10 of the Indenture). The Indenture imposes certain limitations on the payment of dividends and other distributions by the Corporation and certain of its Subsidiaries, the sale or transfer of assets, the sale or transfer of shares of stock of certain of its Subsidiaries, the incurrence of debt by the Corporation and certain of its Subsidiaries and transactions with affiliates.

5. Optional Redemption

          The Corporation may not redeem the Securities prior to March 15, 2000. On or after March 15, 2000, the Corporation may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to the redemption date:

                                                          Optional
                                                         Redemption
     Period                                                Price
     ------                                              ----------

     Through March 14, 2001                                 106%
     March 15, 2001 through March 14, 2002                  104%
     March 15, 2002 through September 14,2002               102%
     September 15, 2002 and thereafter                      100%


          In addition, at any time prior to March 15, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Securities originally issued with the net cash proceeds of one or more Equity Offerings (as defined in the Indenture), at 112% of the aggregate principal amount of the Securities being redeemed plus accrued and unpaid interest, if any, to the date of redemption. Any such redemption with the proceeds for Equity Offering shall be made not more than 90 days after the date of any such Equity Offering.

634606.8
                                        3

6. Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent prior to the redemption date, on and after such date interest ceases to accrue on such Securities or portions of them. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

7. Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1.000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment date. The Indenture imposes certain restrictions on the transfer of the Securities in violation of the Securities Act.

8. Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Corporation at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Corporation (unless abandoned property law designates another person) and not to the Trustee for payment.

10. Satisfaction and Discharge of Indenture

          On the terms and subject to certain conditions specified in the Indenture, the Corporation will be discharged from the Indenture and the Securities (other than certain

634606.8
                                        4
specified provisions) or will be discharged from certain covenants under the Indenture and the Securities upon deposit with the Trustee of moneys or U.S. Government Obligations sufficient to pay at maturity or upon redemption all Securities not previously delivered to the Trustee for cancellation, including principal and accrued interest and all other sums then payable by the Corporation under the Indenture.

11. Amendment, Supplement, Waiver

          Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities, and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions, without the consent of any Securityholder, the Corporation and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

12. Defaults and Remedies

          Each of the following is an Event of Default: default for 30 days in payment of any interest on the Securities; default in payment of any principal of the Securities when the same becomes due and payable at stated maturity, upon redemption, upon declaration or otherwise; failure by the Corporation for 30 days after notice to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% aggregate principal amount of the Securities to comply with certain covenants and agreements in the Indenture relating to the payment of dividends and other distributions by the Corporation and Subsidiaries, the sale or transfer of assets, the incurrence of debt by the Corporation and Subsidiaries, transactions with affiliates and certain mergers, consolidations and transfers of assets; failure by the Corporation for 60 days after notice to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% aggregate in principal amount of the Securities to comply with certain other covenants and agreements in the Indenture and the Securities; certain payment defaults with respect to other indebtedness of the Corporation or certain of its Subsidiaries, or other defaults resulting in the acceleration of such other indebtedness, where the aggregate of such indebtedness exceeds $5,000,000; and certain events of bankruptcy or insolvency. If an Event of

634606.8
                                        5

Default occurs and is continuing, the Holders of at least 25% in principal amount of the Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Corporation

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Corporation or its affiliates and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Corporation and the Trustee shall not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication

          This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the other side of this Security.

16. Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

634606.8
                                        6

17. CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Corporation has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Security holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Corporation will furnish to any Securityholder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Ampex Corporation, 500 North Broadway, Redwood City, California 94063, Attention of Secretary.




634606.8
                                        7

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Corporation pursuant to
Section 4.05 or 4.10 of the Indenture, check the Box: { }

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.05 or 4.10 of the Indenture, state the amount:

                                        $-------------

Date:                                   Your Signature:
     -----------------                                 ------------------------
                                                               (Sign exactly as
                                                       your name appears on the
                                                       other side of this Note)


                                         By:
                                            ----------------------------------
                                         NOTICE: To be signed by an
                                                 executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

634606.8
                                        8

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


             -------------------------------------------------------
                  (insert assignee's soc. sec. or tax I.D. no.)


             -------------------------------------------------------
              (Print or type assignee's name, address and zip code)




and irrevocably appoint
agent to transfer this Security on the books of the Corporation.
The agent may substitute another to act for him.




Date:                      Signature(s):
     -----------------

                                         ---------------------------
                                         Sign exactly as your name
                                         appears on the other side
                                         of this Security

Signature Guarantee:
                    ---------------





634606.8
                                        9

                                                                   EXHIBIT C

                              Form of Letter To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                             ----------, ----

[                 ]
New York, New York

Attention:  Corporate Trust Department

           Re: Amex Corporation (the "Company")
               12% Senior Notes
               due 2003 (the "Notes")
               --------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of $ aggregate principal amount of the Notes, we confirm that:

               1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated January 23, 1998 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

               2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of January 28, 1998 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               3. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act

634606.8
          to a "qualified institutional buyer" (as defined herein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

               4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
          Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

               6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.



634606.8

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Transferee]


                                    By:
                                       ------------------------------
                                            Authorized Signature

634606.8